Exhibit 99.1

STOCK PURCHASE AGREEMENT

The undersigned, CORD BLOOD AMERICA, INC. hereby submits to  MR. DIEGO RISSOLA this IRREVOCABLE OFFER (the “Offer”) to enter into a STOCK PURCHASE AGREEMENT (hereinafter the “Agreement”).

This Offer shall be valid until October 12, 2014 at 8 p.m. Argentina Time.  It shall be deemed to be accepted if on or before such date, MR. DIEGO RISSOLA deposits in the bank accounts designated in Section 1.04 (v) hereof the amounts corresponding to the First Payment as therein set forth.

This Offer is described in full in the defined terms, paragraphs and sections hereinbelow included, which contain all of the terms and conditions governing the relationship between the parties, should this offer be accepted:

PARTIES

A- CORD BLOOD AMERICA INC., a company organized in the State of Florida, USA  hereinafter "Seller" or “Cord Blood America Inc.”;

 B- MR. DIEGO RISSOLA, an Argentine citizen, Passport # ______________, domiciled at ________________ (hereinafter the “Buyer” and collectively with Seller the "Parties").

WHEREAS

As evidenced by corporate records, Seller is the sole owner of 12,501 (twelve thousand, five hundred and one) non-endorsable registered common shares of stock of a one peso par value each and with the right to one vote per share (hereinafter the “Shares”). The Shares represent 50.004% of the capital stock and 50.004% of the votes of a corporation Biocordcell Argentina S.A., organized under the laws of Argentina, registered with the Inspección General de Justicia under number 2237, book 27, volume of stock companies on February 17, 2005, and domiciled at Soler 5002, City of Buenos Aires  (hereinafter “Biocordcell” or the "Company");

Seller intends to sell to the Buyer Twelve Thousand Five Hundred and One Shares (12,501), and not less, which constitute the entirety of the amount of capital stock owned by Seller under the terms and conditions set forth in this Offer;

Buyer intends to purchase from Seller Twelve Thousand Five Hundred and One Shares (12,501), and not less, of Biocordcell, which are equal to the current absolute majority of the Shares, under the terms and conditions set forth herein;

Biocordcell and Cord Blood America Inc. are companies whose shared purpose is the provision of the service of collection, processing and cryogenic storage of stem cells obtained from umbilical cord blood, tissue, and/or mother’s placenta.

The following terms shall have the following meaning:

Closing or Closing Date: means the set of acts to be carried out on or before October 12, 2014 to allow Buyer to purchase all of Seller’s Shares.

THEREFORE, the Parties agree as follows:

 SECTION ONE
TERMS OF SALE, PRICE AND PAYMENT

1.01             Sale of Shares.

Seller sells and transfers to Buyer, free of encumbrances, 12,501 (Twelve Thousand Five Hundred and One) non-endorsable, registered Class A Shares of a one peso par value each, representing the current absolute majority of the capital stock of Biocordcell, under the terms and conditions set forth herein and based on the undertakings, agreements, representations, warranties and indemnities provided for in this Agreement.

1.02           Purchase of Shares.

Buyer buys from Seller 12,501 (Twelve Thousand Five Hundred and One) non-endorsable, registered, Class A Shares of a one peso par value each and not less than such amount, under the terms and conditions set forth in this Agreement. Thus, Biocordcell’s ownership structure shall be as follows: (i) Diego E. Rissola: 12,501 (twelve thousand five hundred and one)  Class A Shares  and 4,503 (four thousand five hundred and three) Class B Shares and (ii) Sebastián Nicolás Neuspiller; Jorge Alejandro Jurado; Mauro Leonardo Bruno and Alejandro Jorge Rico Douglas 1999 (one thousand nine hundred and ninety-nine) Class B Shares each.

1.03    Additional Terms of Sale.

Buyer grants Seller a pledge on the Shares until the purchase price set forth in Section 1.04 below is paid off.  The pledge on the Shares will be registered in the corporate books as appropriate and will be released and cancelled upon payment in full of the entire purchase price by Buyer.

1.04      Price and Payment Terms.

(i) The price shall be USD 705,000 (Seven Hundred Five Thousand United States Dollars), paid as follows:

On or before October 12, 2014 (“First Payment”)	$5,000.00
December 1, 2014	$10,000.00
March 1, 2015	$15,000.00
June 1, 2015	$15,000.00
June 1, 2016	$45,000.00
June 1, 2017	$55,000.00
June 1, 2018	$55,000.00
June 1, 2019	$55,000.00
June 1, 2020	$65,000.00
June 1, 2021	$75,000.00
June 1, 2022	$75,000.00
June 1, 2023	$75,000.00
June 1, 2024	$80,000.00
June 1, 2025	$80,000.00
TOTAL SUM	$705,000.00

The aforementioned payments shall be made in freely available US Dollars, which has been agreed to be of the essence of the agreement. If it were legally or factually impossible to make any applicable payments in US Dollars, such payments shall be made in Pesos as follows, at the Sellers’  discretion: in the amount of Pesos required to buy in Buenos Aires (Argentina), New York (New York State, United States of America) or Montevideo (Uruguay), at the Sellers’ discretion, such number of Argentine bonds denominated in US Dollars as, upon settlement in New York or Montevideo markets, is sufficient to buy, net of fees, expenses and taxes, the amount of US Dollars due. The aforementioned rates of exchange may be obtained from specialized publications such as Ámbito Financiero or El Cronista Comercial.

(ii)  Buyer shall fulfill its payment obligation through wire transfer of the agreed amounts in accordance with wire instructions to be provided by Seller to Buyer.  Buyer shall be responsible for any and all costs and fees associated with each wire transfer.

(iii) If Buyer incurs default by failing to pay any of the additional amounts payable as set forth herein within the time set forth herein, and provided that the breach is not cured within 15 days, except where another time period is set forth below, following the notice sent by Seller to Buyer demanding payment:

a.	penalty interest shall be added equal to twelve percent (12%) per year, which shall be calculated from the date on which such amount is due and until actual payment.
b.
provided that Buyer is in breach of a payment obligation for sixty (60) days, Seller shall have the option to accelerate the principal amount and interest and declare all such amounts immediately due and payable to Seller;

c.
Buyer shall pay all of Seller’s legal costs incurred as a result of having to file any actions or take any measures in efforts to obtain monies owed to it, whether through collection procedures or otherwise; and

d.	Seller shall retain all other legal remedies available to Seller in all applicable jurisdictions.

(iv)  In the event Buyer chooses to make payments earlier than required, there shall be no prepayment penalty.

1.05 Pledge.

After acceptance of purchase by Buyer, either expressly or as set forth above, Buyer shall create a pledge on: a) all the Shares bought by Buyer hereunder; and b) the 4,503 Class B Shares owned by the Buyer (collectively the “Collateral”).  The Collateral shall secure payment and performance by Buyer under this Agreement. Buyer covenants and warrants that: it will not sell or otherwise dispose of or transfer the Collateral or any interest therein without the prior written consent of the Seller; Buyer shall keep the Collateral free of any liens; Buyer shall execute any document deemed necessary by Seller in connection with securing the Collateral; Buyer shall not sell or transfer any portions of the Collateral prior to payment in full under this Agreement.
After all payments provided for in section 1.04 are made, which shall be informed by Buyer, through deposit in Seller’s accounts, the Collateral shall be released from the pledge as set forth in Section 1.03 above.

1.06 Obligations of the Parties.

Buyer’s obligation to pay the purchase price of the Shares and Seller’s obligation to transfer and deliver the Shares shall be subject to the terms and conditions herein stated. Interest accrual shall commence if the breach is not cured within 15 days following notice sent by Seller to Buyer demanding payment.

SECTION TWO
WARRANTIES REPRESENTATIONS BY BUYER

2.01  Buyer hereby warrants as follows:

(a)           Organization.

Biocordcell Argentina S.A. is a company duly organized under the laws of Argentina.

(b)           Authority.

The execution, delivery and performance of this Agreement by Buyer are authorized by the laws of Argentina and the by-laws of Buyer, and Buyer has taken all corporate action to execute, deliver and perform this Agreement.

(c)           Enforceability.

This Agreement constitutes the valid, legally binding obligation of Buyer enforceable against Buyer pursuant to the terms hereunder.

(d)           Financing of the Transaction.

Buyer has or will have the necessary financial resources to pay the entirety of the purchase price and the sources of such funds are and shall be lawful and duly reported. The Buyer undertakes to comply with applicable legal rules in order to pay to Seller within the terms and using the currency agreed upon.

SECTION THREE
CLOSING

3.01.           Closing date.

The Closing of this Agreement shall take place at the offices of Biocordcell located at Soler 5000, C1425BXL, City of Buenos Aires, Argentina, on or before October 12, 2014.

3.02.           Acts to be executed upon Closing.

Upon Closing, the following transactions and acts shall be performed, and the Parties hereby agree that the purchase and sale of Shares shall have been consummated only and if such transaction is performed as herein described:

(a)	The directors of the Company shall have submitted their resignations.

(b)
The directors of the Company shall become informed of the reported transfer of shares, and convene a Regular Shareholders’ Meeting to (i) accept the resignation of the directors and (ii) appoint new directors.

(c)	The Regular Shareholders’ Meeting shall (i) accept the resignation of the directors, and (ii) appoint new directors.

(d)
Sellers shall deliver to Buyer, free of encumbrances, all the Shares and notify the Company of such transfer pursuant to Section 215 of Law 19.550, provided that Buyer shall  pay Sellers the First Payment set forth in Section 1.04 on or before such date.

(e)	The Parties shall deliver and execute any other document, certificate, letter, agreement or document to be delivered and executed on the Closing Date hereunder.

SECTION FOUR
CONDITIONS FOR COMPLIANCE BY SELLER

4.01. Conditions.

Buyer shall have performed all the undertakings, agreements, obligations and conditions hereunder on or before the Closing Date.

4.02. Other Documents.

Seller shall have received all other certificates or documents that may have reasonably been requested by them or their consultants to Buyer hereunder.

4.03. No Litigation.

No action, lawsuit or proceeding shall be pending or threatened, on or before the Closing Date, before any court or administrative agency in connection with the transactions contemplated hereunder or the consummation thereof.

SECTION FIVE
CONDITIONS FOR COMPLIANCE BY BUYER

5.01. Conditions.

Seller shall have performed all the undertakings, agreements, obligations and conditions hereunder on or before the Closing Date.

5.02. No Litigation.

No action, lawsuit or proceeding shall be pending or threatened, on or before the Closing Date, before any court or administrative agency in connection with the transactions contemplated hereunder or the consummation thereof.

5.03. Other Documents.

Buyer shall have received all other certificates or documents that may have reasonably been requested by them or their consultants to Seller hereunder.

SECTION SIX
POST-CLOSING OBLIGATIONS OF THE PARTIES

6.01. Amendment of By-laws.

The Buyer undertakes to amend the Company’s by-laws as set forth herein and in the Shareholders’ Agreement to account for the matters set forth in this Agreement and to remove all obligations of Seller.

6.02. Indemnity.

Each Party (the “Defaulting Party”) shall indemnify and defend, and hold the other party (the “Non-defaulting Party”) harmless from and against any and all losses, liabilities, damages, third party claims, legal actions, lawsuits, judgments, costs, expenses (including attorneys’ fees and costs related to the defense) incurred or suffered by, or asserted against the Non-defaulting Party as a result of, or arising from, any breach of representations, warranties, undertakings or agreements hereunder. The Defaulting Party may require that the Non-defaulting Party appoint the legal counsel for the Defaulting Party to file the complaint, and the Non-defaulting Party shall provide to such counsel all the information and assistance that may be needed for the defense of the complaint. The obligation of the Defaulting Party to indemnify the Non-defaulting Party shall only be effective if a final judgment is rendered by a court having competent jurisdiction against the Non-defaulting Party ordering it to pay an amount which has to be made by the Defaulting Party hereunder.

6.02. Assistance.

Buyer shall assist Seller and make available to Seller all the documents, records, and information of the Company.

6.03. Covenant Not to Solicit. The Parties shall not for itself or for any other person, firm, corporation, partnership or other entity, for eight (8) years following the Closing Date: a) directly or indirectly solicit any employee of the other Party in order to encourage them to enter the employ of the soliciting Party or to work as an independent contractor for such Party: b) call on, solicit, take away, or attempt to call on, solicit, or take away any of the customers of the other party or any companies or individuals with whom or which the other party is a business partner or has a strategic alliance or otherwise does business.

SECTION SEVEN
PUBLICATIONS AND CONFIDENTIALITY

7.01           All notices to third parties related to the transactions contemplated herein shall be planned and coordinated jointly by the Parties. No Party may send or authorize notices without the prior consent of the other Parties; provided however that, should any applicable laws, regulations, government agency or stock exchange require that Seller or any of its affiliates or Buyer give any notices or make any such filings, such notices or filings sent, given or filed without the prior consent of the other Party shall not constitute a breach under this Section. Notwithstanding the foregoing, the Parties shall use their best efforts to coordinate the contents of any such notices from time to time.

7.02           The Parties shall not disclose the contents of this Agreement or any information related to the businesses of the other Party or the Company which is not publicly available information, unless it is required by law or by an authority having competent jurisdiction.

SECTION EIGHT
EXPENSES

8.01. Expenses.

Each Party shall bear its own costs and expenses incurred or to be incurred in the negotiation and preparation of this Agreement, and for the Closing and consummation of the transactions hereunder.

8.02 Taxes.

All taxes applicable to the transfer of Shares or to this Agreement, if any, pursuant to applicable law, shall be borne by the Buyer and/or the Seller as appropriate.

SECTION NINE
FORM OF THE AGREEMENT

9.01  Entire agreement, amendment and waiver.

This Agreement, including its Annexes, constitutes the entire Agreement between the Parties regarding its subject matter, and supersedes all prior or concurrent other Contracts, representations, understandings between them. No supplement, change or amendment to this Agreement shall be binding unless it is made in writing by the Parties. Waiver of any of the provisions of this Agreement shall not be or deemed to be a waiver of other provisions, similar or not; no waiver shall constitute a permanent waiver. No waiver shall be binding unless made in writing by the waiving Party. The delay in the exercise of a right hereunder by any of the Parties shall not be deemed a waiver of said right, and shall not preclude any future exercise of such right.

9.02. Severability.

If a provision of this Agreement is or becomes illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions. Such invalid or unenforceable provision shall be amended, to the fullest possible extent, to become valid and enforceable according to the original intent of said provision.

9.03. No written form. Acceptance of the Agreement.

This Agreement shall not be delivered in written form and shall be deemed executed through acceptance of this Offer, and performance by the Parties of those subsequent acts which, where performed, constitute under the law acceptance of the terms thereof, even if not evidenced by a contractual instrument made up of one or several documents, shall constitute the terms and conditions governing the rights and obligations of the Parties hereunder. Thus, the payment by Buyer of the amount corresponding to the first payment to be made on the Closing shall be deemed to be the acceptance of this offer and shall render the Agreement and all its sections valid and enforceable.

9.05. Languages.

This Offer is drafted in English and shall be executed in English, which shall serve as the language for the binding version.

SECTION TEN
PARTIES

10.01. Rights of the Parties.

No provision of this Agreement, either expressed or implied, is intended to grant rights hereunder to other persons than the Parties hereto and their heirs and assigns. No provision of this Agreement is intended to release any third party from its obligations or responsibilities hereunder. No provision of this Agreement shall give any third party any right of subrogation or action over and against the Parties hereto.

10.02. Assignment.

No assignment of this Agreement shall be valid if made without the prior and written consent of the other Party.

SECTION ELEVEN
DEFAULT

Default shall require notice of default and the granting of a 15-calendar day cure period counted as from the date of the notice.

SECTION TWELVE
REMEDIES

12.01. Specific performance.

The obligations set forth herein are the only obligations of the Parties under this Agreement. Should any of the Parties not fulfill its obligations hereunder, each Party acknowledges that the non-defaulting Party may demand specific performance, in addition to any other right or remedy of which it may avail itself.

12.02. Costs.

Should any legal action or arbitration or other proceeding be filed in connection with the performance of this Agreement, the non-compliance or breach of any of the provisions of this Agreement or an alleged dispute, the prevailing Party shall be entitled to recover the reasonably attorney’s fees and other costs incurred in connection with that legal action or proceeding, in addition to any other available remedy.

SECTION THIRTEEN
NOTICES

13.01. Notices.

All notices, applications, complaints and other communications to be made hereunder shall be in writing and shall be deemed to have been duly delivered on their date of delivery if delivered personally to the Party to be notified (including, without limitation, the delivery via courier) at the domicile indicated below, or on the date of delivery if they were sent via fax to the fax number indicated below, which receipt shall be confirmed within three days by sending a copy of said notice by first mail certified prepaid postage letter to the domicile indicated below. The Parties may change their domicile and fax number for the purposes of this section through written notice to the other Party of the new domicile and fax number as indicated above.

All notices, applications, complaints and other communications to be made hereunder shall be in writing and shall be deemed to have been duly delivered on their date of delivery if delivered personally to the Party to be notified (including, without limitation, the delivery via courier) at the domicile indicated below, or on the date of delivery if they were sent via fax to the fax number indicated below, which receipt shall be confirmed within three days by sending a copy of said notice by first mail certified prepaid postage letter to the domicile indicated below. The Parties may change their domicile and fax number for the purposes of this section through written notice to the other Party.

If to Cord Blood America, Inc.:

Attn: Joseph Vicente, Chairman and President
Cord Blood America, Inc.
1857 Helm Drive
Las Vegas, NV 89119
United States of America

If to Diego Rissola
Biocordcell Argentina, S.A.
_________________________
Buenos Aires, Argentina

SECTION FOURTEEN
LAW APPLICABLE

14.01. Law Applicable.This Agreement shall be governed by and construed in accordance with the laws of Argentina, without giving effect to any principles of conflicts of law
If any disagreement, dispute or conflict arises regarding the interpretation or performance of this Agreement, the Parties expressly agree to carry out an initial mediation process for 30 (thirty) days, submitting to the Rules of Procedure and Code of Ethics of the Centro Empresarial de Mediacion y Arbitraje (Non-profit Association). The Parties may extend such term.  If no agreement is reached, the dispute or any unsettled partial aspects thereof will be submitted to arbitration according to the rules of the Center.

This Offer is signed by Seller:

CORD BLOOD AMERICA, INC.

Signature:  _____________________________________

Name (Print): ___________________________________

Title: _________________________________________

September  __, 2014

CORD BLOOD AMERICA INC.

Care Of
Stephen Morgan
Joseph Vicente

We hereby accept the offer issued by Cord Blood America Inc. to sell all and not less than all of its shares in BioCordcell S.A. and delivered to us on September 12, 2014, which shall be valid and binding for the undersigned.  Accordingly, we hereby request that you issue the letter in compliance with Section 215 of Argentine Companies Law N° 19,550, instructing the Company to register the transfer of the shares as appropriate.

Sincerely.

________________________________
DIEGO ESTEBAN RISSOLA